UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

VIEWRAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, Ohio 44146

(Address of principal executive offices, including zip code)

(440) 703-3210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2018, ViewRay Technologies, Inc., a wholly-owned subsidiary of ViewRay, Inc. (the “Company”), entered into Amendment No. 4 to the Term Loan Agreement (the “Amendment”) with Capital Royalty Partners II L.P., Capital Royalty Partners II (Cayman) L.P., Parallel Investment Opportunities Partners II L.P. and CRG Issuer 2015-1 (collectively, the “Lenders”), effective as of December 31, 2017.

Pursuant to the Amendment, the Company and the Lenders agreed, among other things to amend the Company’s financial covenants under the Term Loan Agreement by lowering the minimum required revenue of the Company during the twenty-four month period beginning on January 1, 2016 to $55,000,000.

The foregoing description is only a summary and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWRAY, INC.

Date: February 14, 2018	By:	/s/ Ajay Bansal
Name: Ajay Bansal
Title: Chief Financial Officer